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EXHIBIT 1.2

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY YAMANA GOLD INC. TO PURCHASE ALL OUTSTANDING COMMON SHARES (INCLUDING THE ASSOCIATED RIGHTS UNDER THE SHAREHOLDER RIGHTS PLAN) OF MERIDIAN GOLD INC.

LETTER OF TRANSMITTAL

For Deposit of Shares

of

MERIDIAN GOLD INC.

pursuant to the Offer dated July 19, 2007 made by

YAMANA GOLD INC.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 8:00 P.M. (TORONTO TIME)
ON AUGUST 27, 2007, UNLESS EXTENDED OR WITHDRAWN.

USE THIS LETTER OF TRANSMITTAL IF:

1.
YOU ARE DEPOSITING A SHARE CERTIFICATE; OR

2.
YOU ARE A U.S. SHAREHOLDER FOLLOWING PROCEDURES FOR BOOK-ENTRY CONFIRMATION AND DO NOT HAVE AN AGENT'S MESSAGE; OR

3.
YOU PREVIOUSLY DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY.

        This Letter of Transmittal (the "Letter of Transmittal") or a facsimile hereof, properly completed and duly executed, together with all other required documents, must accompany share certificates and rights certificates, if applicable, representing common shares (the "Meridian Common Shares") of Meridian Gold Inc. ("Meridian"), which includes common shares that may become outstanding after the date of the Offer but before the time of expiry of the Offer upon exercise of options of Meridian that are exercisable for common shares, and associated rights (the "SRP Rights", a Meridian Common Share with the associated SRP Right, a "Share") issued under the Shareholder Rights Plan of Meridian deposited pursuant to the Offer dated July 19, 2007 (the "Offer") made by Yamana Gold Inc. (the "Offeror") to holders of Shares ("Shareholders"). Shareholders may also accept the Offer in the United States by following the procedures for book-entry transfer set forth herein, provided that the confirmation of a book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, together with an Agent's Message in respect thereof, are received by the Depositary at its office in Toronto, Ontario before the Expiry Time.

        The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used but not defined in this Letter of Transmittal which are defined in the Offer and Circular dated July 19, 2007 relating to the Offer have the meanings given to them in the Offer and Circular. Unless otherwise indicated, all references to "$" or "dollars" in this Letter of Transmittal refer to Canadian dollars.

        Shareholders will receive 2.235 common shares of the Offeror (a "Yamana Common Share") and $3.15 in cash for each Share deposited.

        No fractional Yamana Common Shares will be issued pursuant to the Offer. Where the aggregate number of Yamana Common Shares to be issued to a Shareholder would result in a fraction of a Yamana Common Share being issuable, the number of Yamana Common Shares to be received by such Shareholder will either be rounded up (if the fractional interest is 0.5 or more) or down (if the fractional interest is less than 0.5) to the nearest whole number.

        The Depositary and Information Agent, the Dealer Managers (the addresses and telephone numbers of which are on the back page of this Letter of Transmittal) or your broker or other financial advisor can assist you in completing this Letter of Transmittal. A Shareholder who wishes to deposit Shares pursuant to the Offer and whose Shares are registered in the name of an investment dealer, stock broker, bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Shares pursuant to the Offer.

        Shareholders who wish to deposit Shares, but whose certificates representing such Shares are not immediately available or who are not able to deliver the certificates and all other required documents to the Depositary before the Expiry Time must deposit their Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery". See Instruction 2, "Procedure for Guaranteed Delivery".

        The Letter of Transmittal is to be used if certificates are to be forwarded herewith or, for U.S. Shareholders, unless an Agent's Message is utilized, if delivery of Shares is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company.

        Delivery of this Letter of Transmittal to an address other than as set forth below will not constitute a valid delivery to the Depositary. You must sign this Letter of Transmittal in the appropriate space provided below and if you are a U.S. Shareholder, you must also complete the Substitute Form W-9 set forth below (See Instruction 9, "U.S. Shareholders and Substitute Form W-9").

THIS LETTER OF TRANSMITTAL MUST NOT BE USED IF YOU ARE RESIDENT IN OR HAVE RECEIVED
THE OFFER OR THE OFFER AND CIRCULAR IN THE UNITED KINGDOM.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	YAMANA GOLD INC.
AND TO:	KINGSDALE SHAREHOLDER SERVICES INC. (the "Depositary"), at its offices set out herein

        The undersigned delivers to you the enclosed certificate(s) representing Meridian Common Shares and SRP Rights, if applicable. Subject only to the provisions of the Offer regarding withdrawal, the undersigned irrevocably accepts the Offer for such Shares upon the terms and conditions contained in the Offer. The undersigned understands that by depositing Meridian Common Shares to the Offer, the undersigned will be deemed to have deposited the SRP Rights associated with such Meridian Common Shares. No additional payment will be made for the SRP Rights and no amount of the consideration to be paid by the Offeror will be allocated to the SRP Rights. Unless waived by the Offeror, holders of Meridian Common Shares are required to deposit one SRP Right for each Meridian Common Share in order to effect a valid deposit of such Meridian Common Shares or, if available, a Book-Entry Confirmation must be received by the Depositary with respect thereto. The following are the details of the enclosed certificate(s):

BOX 1

MERIDIAN COMMON SHARES

Certificate Number(s)	Name(s) in which Registered (please print)	Number of Meridian Common Shares Represented by Certificate	Number of Meridian Common Shares Deposited*

Total:

SRP RIGHTS** (To be completed if necessary)

Certificate Number(s)	Name(s) in which Registered (please print)	Number of SRP Rights Represented by Certificate	Number of SRP Rights Deposited*

Total:

*Unless otherwise indicated, the total number of Meridian Common Shares and SRP Rights evidenced by all certificates delivered will be deemed to have been deposited.
**The following procedures must be followed in order to effect the valid delivery of certificates representing SRP Rights ("Rights Certificates"): (i) if the Separation Time under the Shareholder Rights Plan has not occurred prior to the Expiry Time and Rights Certificates have not been distributed by Meridian, a deposit of Meridian Common Shares by the undersigned will also constitute a deposit of the associated SRP Rights; (ii) if Rights Certificates have been distributed by Meridian and received by the undersigned prior to the time the undersigned deposits Meridian Common Shares pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the number of Meridian Common Shares deposited must be delivered with the certificate(s) representing the Meridian Common Shares; or (iii) if the Separation Time occurs and Rights Certificates are not distributed by the time the undersigned deposits its Meridian Common Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below. See Instruction 2, "Procedure for Guaranteed Delivery". Note that in any case, a deposit of Meridian Common Shares constitutes an agreement by the undersigned to deliver Rights Certificate(s) equal in number to the number of deposited Meridian Common Shares to the Depositary on or before the third trading day on the TSX after the date, if any, that any Rights Certificates are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receives from the undersigned, prior to taking up the Meridian Common Shares for payment pursuant to the Offer, Rights Certificate(s) representing SRP Rights equal in number to the Meridian Common Shares deposited by the undersigned.

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the above form.)

BOX 2

ROLLOVER OPTION FOR ELIGIBLE HOLDERS

As described in Section 23 of the Circular, "Canadian Federal Income Tax Considerations", an Eligible Holder who elects the Rollover Option, may make a joint election with the Offeror pursuant to subsection 85(1) or (2) of the Income Tax Act (Canada) (the "Tax Act") in order to obtain a full or partial tax-deferred rollover for Canadian income tax purposes in respect of the sale of the Eligible Holder's Shares to the Offeror.

"Eligible Holder" means a Shareholder who is (a) a resident of Canada for the purposes of the Tax Act and who is not exempt from tax on income under the Tax Act, or (b) a non-resident of Canada for the purposes of the Tax Act, whose Shares constitute "taxable Canadian property" (as defined by the Tax Act) and who is not exempt from Canadian tax in respect of any gain realized on the disposition of Shares by reason of an exemption contained in an applicable income tax treaty or convention, or (c) a partnership if one or more members of the partnership are described in (a) or (b).

Section 23 of the Circular, "Canadian Federal Income Tax Considerations", describes the actions that an Eligible Holder must take in order to make a valid tax election with the Offeror under subsection 85(1) or (2) of the Tax Act. The Eligible Holder must obtain the appropriate federal election forms (Form T2057 or, in the event that the Shares are held by a partnership, Form T2058) from the Canada Revenue Agency ("CRA"). These are available on the CRA's website at www.cra-arc.gc.ca/E/pbg/tf/t2057/t2057-05e.pdf and www.cra-arc.gc.ca/E/pbg/tf/t2058/t2058-01e.pdf, respectively. The Eligible Holder must fully complete and sign two copies of the relevant election form and ensure that both copies are received by PricewaterhouseCoopers LLP, Attention: Meridian Election Process, 250 Howe Street, Suite 200, Vancouver, B.C. V6C 3S7 on or before the ninetieth day after the Take-Up Date (as defined in the Offer and Circular). The Offeror agrees only to add the required information regarding the Offeror to any properly completed election form received by the Offeror on or before the ninetieth day after the Take-Up Date, to execute any such election form and to forward one copy of such election form by mail to the Eligible Holder at the address indicated on the election form within 90 days after the receipt thereof. The Eligible Holder must file the completed and signed joint tax election form with the CRA within the time prescribed by the Tax Act. As described in Section 23 of the Circular, "Canadian Federal Income Tax Considerations", an Eligible Holder may also make a joint tax election with the Offeror under any applicable provincial tax legislation that is similar to section 85 of the Tax Act. Eligible Holders should consult their own tax advisors for assistance with respect to making a valid tax election.

Compliance with the requirements to ensure a valid election is filed under subsection 85(1) or (2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation) will be the sole responsibility of the Eligible Holder making such election. Accordingly, the Offeror will not be responsible or liable for taxes, interest, penalties, damages or expenses resulting from the failure by anyone to properly complete any election form or to properly file it within the time prescribed and in the form prescribed under the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). The Offeror reserves the right not to execute and return to a Shareholder for filing any tax election form sent to it that (i) is not fully completed and signed by an Eligible Holder and who has elected the Rollover Option in this Letter of Transmittal, or (ii) is not received by PricewaterhouseCoopers LLP at the address noted above on or before the ninetieth day after the Take-Up Date.

By checking the box below to elect the Rollover Option, the Shareholder (i) represents that the Shareholder is an Eligible Holder, (ii) acknowledges that it is the Shareholder's responsibility to complete the appropriate tax election form and send two copies of the completed election form to PricewaterhouseCoopers LLP at the address noted above so that they are received on or before the ninetieth day after the Take-Up Date, and (iii) acknowledges that it is the Shareholder's responsibility to file the tax election form with the CRA (or the applicable provincial tax authority) once it is returned to the Shareholder by the Offeror and pay any applicable late filing penalties.

☐
Check here if you are an Eligible Holder and you wish to elect the Rollover Option in order to make a joint tax election with the Offeror under subsection 85(1) or (2) of the Tax Act (or the corresponding provisions of any applicable provincial tax legislation). It is the Eligible Holder's responsibility to take the steps required to make a valid tax election.

        The person signing this Letter of Transmittal (the "signatory") hereby acknowledges receipt of the Offer and Circular and acknowledges that there will be a binding agreement between the signatory and the Offeror effective immediately following the time at which the Offeror takes up the Shares covered by this Letter of Transmittal and delivers them to the Depositary (the "Deposited Shares") in accordance with the terms and subject to the conditions of the Offer. The signatory represents and warrants that: (i) the signatory has full power and authority to deposit, sell, assign and transfer the Deposited Shares and any rights and benefits arising from such Deposited Shares including, without limitation, any and all dividends, distributions, payments, securities, property or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them on and after the date of the Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, the "Distributions") being deposited to the Offer; (ii) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other person; (iii) the deposit of the Deposited Shares and Distributions complies with applicable Laws; and (iv) when the Deposited Shares and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

        IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer and in this Letter of Transmittal, subject only to the withdrawal rights set out in the Offer, the signatory irrevocably accepts the Offer for and in respect of the Deposited Shares and (unless deposit is to be made pursuant to the procedure for deposit by book-entry transfer set forth in Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer in the United States") delivers to the Offeror the enclosed Share certificate(s) and Rights Certificate(s), if applicable, representing the Deposited Shares and, on and subject to the terms and conditions of the Offer, deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Shares, and in and to all rights and benefits arising from the Deposited Shares including the SRP Rights, whether or not separated from the Meridian Common Shares, and any and all Distributions.

        If, on or after the date of the Offer, Meridian should divide, combine, reclassify, consolidate, convert or otherwise change any of the Shares or its capitalization, or disclose that it has taken or intends to take any such action, the Offeror, in its sole discretion and without prejudice to its rights under Section 4 of the Offer, "Conditions of the Offer", may make such adjustments as it considers appropriate to the purchase price and the other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the consideration payable therefor) to reflect that division, combination, reclassification, consolidation, conversion or other change.

        Shares acquired pursuant to the Offer shall be transferred by the Shareholder and acquired by the Offeror free and clear of all liens, charges, encumbrances, claims, equities and rights of others and together with all rights and benefits arising therefrom, including, without limitation, the right to all dividends, distributions, payments, securities, property, rights (including SRP Rights), assets or other interests which may be accrued, declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Shares, whether or not separated from the Shares, but subject to any Shares being validly withdrawn by or on behalf of a depositing Shareholder. If, on or after the date of the Offer, Meridian should declare, set aside, or pay any dividend or declare, make or pay any other distribution or payment on, or declare, allot, reserve or issue, any securities, rights or other interests with respect to any Share which is or are payable or distributable to Shareholders on a record date that is prior to the date of transfer into the name of the Offeror or its nominee or transferee on the register of Shareholders maintained by Meridian or its transfer agent of such Share following acceptance thereof for purchase pursuant to the Offer, then (and without prejudice to its rights under Section 4 of the Offer, "Conditions of the Offer"): (i) in the case of any such cash dividend, distribution or payment that does not exceed the cash consideration greater than $0.05 per Share, the cash consideration per Share payable by the Offeror pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment, and (ii) in the case of any such cash dividend, distribution or payment that exceeds the cash consideration greater than $0.05 per Share, or in the case of any other dividend, distribution, payment, right or other interest, the whole of any such dividend, distribution, payment, right or other interest, will be received and held by the depositing Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution, payment, right or other interest and may withhold the entire amount of consideration payable by the Offeror pursuant to the Offer or deduct from consideration payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion. For greater certainty, except as permitted in the prior sentence, under no circumstance will a Shareholder receive less than $0.05 per Share of cash consideration.

        If the Separation Time does not occur before the Expiry Time, a deposit of Meridian Common Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs before the Expiry Time and Rights Certificates are distributed by Meridian to Shareholders prior to the time that the signatory's Meridian Common Shares are deposited pursuant to the Offer, in order for the Meridian Common Shares to be validly deposited, Rights Certificate(s) representing SRP Rights equal in number to the number of Meridian Common Shares deposited must be delivered to the Depositary. If the Separation Time occurs before the Expiry Time and Rights Certificates are not distributed by the time that the signatory deposits its Meridian Common Shares pursuant to the Offer, the undersigned may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure set forth in the Offer and the Notice of Guaranteed Delivery.

        In any case, a deposit of Meridian Common Shares constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights equal in number to the number of Meridian Common Shares deposited pursuant to the Offer to the Depositary on or before the third trading day on the TSX after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs before the Expiry Time, that the Depositary receives, prior to taking up the Meridian Common Shares for payment pursuant to the Offer, Rights Certificate(s) from the signatory representing SRP Rights equal in number to the Meridian Common Shares deposited by the undersigned.

        By execution of this Letter of Transmittal (or, in the case of Shares deposited by book-entry transfer in the United States, an Agent's Message), the Shareholder, irrevocably constitutes and appoints, effective on and after the date (the "Effective Date") that the Offeror takes up for the Deposited Shares covered by this Letter of Transmittal (which Shares upon being taken up are, together with any Distributions thereon, referred to as the "Purchased Securities"), any one of the President and Chief Executive Officer or, the Chief Financial Officer of the Offeror and any other person designated by the Offeror in writing (each an "Appointee") as the true and lawful agents, attorneys and attorneys-in-fact and proxies of the depositing Shareholder with respect to the Purchased Securities, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

  1.
  to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by Meridian or its transfer agent;

  2.
  for so long as any Purchased Securities are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including, without limitation, the right to vote, to execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent given prior to or after the Effective Date, to designate in such instrument, authorization or consent any person or persons as the proxy of such Shareholder in respect of the Purchased Securities, for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Meridian;

  3.
  to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Shareholder; and

  4.
  to exercise any other rights of a holder of Purchased Securities.

        A Shareholder accepting the Offer agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of securities of Meridian and not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the

Offeror any and all instruments of proxy, authorizations or consents in respect of the Purchased Securities, and to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney in fact) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

        A Shareholder accepting the Offer covenants under the terms of this Letter of Transmittal to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror and acknowledges that all authority herein conferred or agreed to be conferred is, to the extent permitted by Law, irrevocable and may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such holder.

        The Depositary will act as the agent of persons who have deposited Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Shares. Settlement with each Shareholder who has deposited Shares pursuant to the Offer will be made by the Depositary forwarding to the depositing Shareholder a share certificate representing the Yamana Common Shares to which the depositing Shareholder is entitled together with a cheque for the cash consideration.

        Unless otherwise directed in this Letter of Transmittal, share certificates and cheques will be issued in the name of the registered holder of the Deposited Shares covered by this Letter of Transmittal. Unless the depositing Shareholder instructs the Depositary to hold the share certificates and cheques for pick-up by checking the appropriate box in this Letter of Transmittal, such share certificate and cheques will be forwarded by first class insured mail to such person at the address specified in this Letter of Transmittal. If no such address is specified, the share certificate and cheques will be sent to the address of the depositing Shareholder as shown on the register of Shareholders maintained by Meridian or its transfer agent. Share certificates and cheques mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing.

        If any Deposited Shares are not taken up and paid for pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Shares than are deposited, certificates for unpurchased Shares will be returned to the depositing Shareholder as soon as is practicable following the termination or withdrawal of the Offer by either (i) sending new certificates representing Shares not purchased or by returning the deposited certificates (and other relevant documents) or (ii) in the case of Shares deposited by book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company pursuant to the procedures set forth in "Manner of Acceptance — Acceptance of Book-Entry Transfer in the United States" in Section 3 of the Offer, such Shares will be credited to the depositing holder's account maintained with The Depository Trust Company. Certificates (and other relevant documents) will be forwarded by first-class mail in the name of and to the address specified by the Shareholder in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the share register maintained by Meridian or its transfer agent, as soon as practicable after the termination of the Offer.

        Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Shares directly with the Depositary or if they make use of the services of a member of the Soliciting Dealer Group to accept the Offer.

        By reason of the use by the signatory of an English language form of Letter of Transmittal, the signatory shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l'usage d'une lettre d'envoi en langue anglaise par le signataire, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par l'offre acceptée par cette lettre d'envoi, de même que tous les documents qui s'y rapportent, soient rédigés exclusivement en langue anglaise.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BOX A
REGISTRATION AND PAYMENT INSTRUCTIONS
ISSUE YAMANA COMMON SHARES AND CHEQUE IN THE NAME OF: (please print or type)

(Name)
(Street Address and Number)
(City and Province or State)
(Country and Postal (or Zip) Code)
(Telephone — Business Hours)
(Tax Identification, Social Insurance or Social Security Number)

BOX B DELIVERY INSTRUCTIONS SEND YAMANA COMMON SHARES AND CHEQUE (Unless Box "C" is checked) TO: (please print or type)
☐ Same as address in Box A or to:

(Name)
(Street Address and Number)
(City and Province or State)
(Country and Postal (or Zip) Code)
(Telephone — Business Hours)
(Tax Identification, Social Insurance or Social Security Number)

BOX C SPECIAL PICK-UP INSTRUCTIONS
☐ HOLD YAMANA COMMON SHARES AND CHEQUE FOR PICK-UP AT THE OFFICES OF THE DEPOSITARY. (Check box)

BOX D U.S. SHAREHOLDERS (See Instruction 9)

A U.S. Shareholder is any Shareholder that is either (A) providing an address in Box "B" which is located within the United States or any territory or possession thereof, or (B) a U.S. person for United States federal income tax purposes.
INDICATE WHETHER OR NOT YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER:
☐ The owner signing this Letter of Transmittal represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.
☐ The owner signing this Letter of Transmittal is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

IF YOU ARE A U.S. SHAREHOLDER OR ARE ACTING ON BEHALF OF A U.S. SHAREHOLDER, THEN IN ORDER TO AVOID BACKUP WITHHOLDING YOU MUST COMPLETE THE SUBSTITUTE FORM W-9 INCLUDED BELOW, OR OTHERWISE PROVIDE CERTIFICATION THAT YOU ARE EXEMPT FROM BACKUP WITHHOLDING, AS PROVIDED IN THE INSTRUCTIONS.

BOX E DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY (See Instruction 2)
☐	CHECK HERE IF SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)
Name of Registered Holder
Date of Execution of Notice of Guaranteed Delivery
Window Ticket Number (if any)
Name of Institution which Guaranteed Delivery

BOX F DEALER OR BROKER SOLICITING ACCEPTANCE OF THE OFFER (See Instruction 8)
The owner signing this Letter of Transmittal represents that the dealer or broker who solicited and obtained this deposit is: (please print or type)
(Firm)	(Address)	(Telephone Number)(Fax)
(Registered Representative)	(Registered Representative Identification Number)
☐	CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED
☐	CHECK HERE IF DISKETTE TO FOLLOW

SHAREHOLDER SIGNATURE

By signing below, the Shareholder expressly agrees to the terms and conditions set forth above.

Signature guaranteed by (if required under Instruction 4):	Date:	, 2007
Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative — See Instruction 3, 4 and 5
Name of Guarantor (please print or type)	Name of Shareholder or Authorized Representative (please print or type)
Address of Guarantor (please print or type)	Daytime telephone number and facsimile of Shareholder or daytime telephone number and facsimile of Authorized Representative
Tax Identification, Social Insurance or Social Security Number of Shareholder

Additional signatures for joint Shareholders (if required)	Date:	, 2007
Signature of Shareholder or Authorized Representative — See Instruction 3, 4 and 5
Name of Shareholder or Authorized Representative (please print or type)
Daytime telephone number and facsimile of Shareholder or daytime telephone number and facsimile of Authorized Representative
Tax Identification, Social Insurance or Social Security Number of Shareholder

SUBSTITUTE FORM W-9
TO BE COMPLETED BY U.S. SHAREHOLDERS ONLY

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer's Request for Taxpayer Identification Number and Certification

Part 1 — Please provide your name in the box at right.
Taxpayer Identification Number ("TIN") — ENTER YOUR TIN IN THE BOX AT RIGHT. (For most individuals, this is your social security number. If you do not have a TIN, see "Obtaining a Number" in the Guidelines included in this form.) CERTIFY BY SIGNING AND DATING BELOW.
	Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer.	Social Security Number(s) (If awaiting TIN, write "Applied For") OR Employer Identification Number(s) (If awaiting TIN, write "Applied For")

Part 2 — For payees exempt from backup withholding, please write "exempt" here (see Instructions):

   Name

   Business Name

   Please Check Appropriate box

   ☐  Individual/Sole Proprietor                  ☐  Corporation                  ☐  Partnership                   ☐  Other

   Address

City	State	Zip Code

Part 3 — Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct TIN (or I am waiting for a TIN to be issued to me) and

(2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).

Certificate Instructions.    You must cross out Item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature of U.S. person	Date	, 2007

NOTE:	FAILURE TO FURNISH YOUR CORRECT TIN MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND IN BACKUP WITHHOLDING OF 28% OF THE GROSS AMOUNT OF CONSIDERATION PAID TO YOU PURSUANT TO THE OFFER. FOR ADDITIONAL DETAILS, PLEASE REVIEW THE ENCLOSED "GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9" THAT FOLLOW THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART 1 OF SUBSTITUTE FORM W-9.

CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a TIN by the time of payment, 28% of the gross proceeds of such payment made to me will be withheld.
Signature of U.S. person	Date	, 2007

INSTRUCTIONS

1.     Use of Letter of Transmittal

  (a)
  This Letter of Transmittal or a facsimile thereof, properly completed and duly executed, covering the Shares deposited pursuant to the Offer, in either case with the signature(s) guaranteed if required in Instruction 4 below, together with accompanying certificates representing the Deposited Shares (or, alternatively, a Book-Entry Confirmation together with an Agent's Message with respect thereto) and all other documents required by the terms of the Offer and this Letter of Transmittal must be received by the Depositary at any of the offices specified on the back cover page at or prior to 8:00 p.m. (Toronto time) on August 27, 2007, unless the Offer in respect of the Shares is extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used. Shareholders accepting the Offer using book-entry transfer must ensure that the required documents are sent to the Depositary at its office in Toronto, Ontario.

  (b)
  The method used to deliver this Letter of Transmittal and any accompanying certificates representing Shares or an Agent's Message, including delivery through The Depository Trust Company, is at the option and risk of the depositing Shareholder. If certificates for Shares are to be sent by mail, registered mail with return receipt requested and properly insured is recommended, and it is suggested that the mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to such time. Delivery will only be effective upon actual receipt of certificates for such Shares by the Depositary.

  (c)
  Shareholders whose Shares are registered in the name of an investment dealer, stock broker, bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Shares.

2.     Procedure for Guaranteed Delivery

        If a Shareholder wishes to deposit Shares pursuant to the Offer and the certificate(s) representing such Shares are not immediately available or the Shareholder is not able to deliver the certificate(s) and all other required documents to the Depositary before the Expiry Time, those Shares may nevertheless be deposited pursuant to the Offer provided that all of the following conditions are met:

  (a)
  such deposit is made by or through an Eligible Institution;

  (b)
  a properly completed and duly executed Notice of Guaranteed Delivery (printed on pink paper) in the form accompanying the Offer and Circular (or a manually signed facsimile thereof), including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary before the Expiry Time at its office in Toronto, Ontario listed in the Notice of Guaranteed Delivery;

  (c)
  the certificate(s) representing all deposited Shares, and, if the Separation Time has occurred before the Expiry Time and Rights Certificates have been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed with signatures guaranteed if so required in accordance with this Letter of Transmittal, and all other documents required by this Letter of Transmittal are received by the Depositary at its office in Toronto, Ontario listed in this Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after the Expiry Date; and

  (d)
  in the case of SRP Rights where the Separation Time has occurred before the Expiry Time but Rights Certificates have not been distributed to Shareholders before the Expiry Time, the Rights Certificate(s) representing the deposited SRP Rights, together with this Letter of Transmittal (or a manually signed facsimile hereof), properly completed and duly executed with signatures guaranteed if so required in accordance with this Letter of Transmittal and all other documents required by this Letter of Transmittal are received by the Depositary at any of its office in Toronto, Ontario listed in this Letter of Transmittal before 5:00 p.m. (Toronto time) on the third trading day on the TSX after Rights Certificates are distributed to Shareholders.

        The Notice of Guaranteed Delivery must be delivered by hand or courier or transmitted by facsimile transmission or mailed to the Depositary at its office in Toronto, Ontario listed in the Notice of Guaranteed Delivery and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

        An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP), or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers, Inc. or banks or trust companies in the United States.

3.     Signatures

        No signature guarantee is required on this Letter of Transmittal if:

  (a)
  this Letter of Transmittal is signed by the registered owner of the Shares exactly as the name of the registered holder appears on the Share certificate deposited herewith, and the cash payable and/or the certificates for Yamana Common Shares issuable, in each case pursuant to the Offer, are to be delivered directly to such registered holder, or

  (b)
  Shares are deposited for the account of an Eligible Institution.

        In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. If a certificate representing Shares is registered in the name of a person other than the signatory of this Letter of Transmittal or if the certificates for the Yamana Common Shares issuable are to be delivered to a person other than the registered owner, the certificate must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name of the registered owner appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

4.     Guarantee of Signatures

        If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the securities register of Meridian or if payment is to be issued in the name of a person other than the registered owner(s) of the Deposited Shares, such signature must be guaranteed by an Eligible Institution (except that no guarantee is required if the signature is that of an Eligible Institution).

5.     Fiduciaries, Representatives and Authorizations

        Where this Letter of Transmittal is executed by a person acting as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either of the Offeror or the Depositary, in its sole discretion, may require additional evidence of authority or additional documentation.

6.     Delivery Instructions

        If any cheque(s) or certificate(s) are to be sent to someone at an address other than the address of the Shareholder which appears in Box A on this Letter of Transmittal, entitled "Registration and Payment Instructions", then Box B on this Letter of Transmittal, entitled "Delivery Instructions", should be completed. If Box B is not completed, any share certificate(s) and cheques issued in exchange for Shares will be mailed to the depositing Shareholder at the address of the Shareholder as it appears in Box A or, if no address of the Shareholder is provided in Box A, then it will be mailed to the address of the Shareholder as it appears on the securities register of Meridian. Any share certificate(s) and cheques mailed in accordance with the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.     Partial Deposits

        If less than the total number of Shares evidenced by any certificate submitted is to be deposited, fill in the number of Shares to be deposited in Box 1 on this Letter of Transmittal. In such case, new certificate(s) for the number of Shares not deposited will be sent to the registered holder as soon as practicable after the Expiry Time (unless otherwise provided in Box B on this Letter of Transmittal). The total number of Shares evidenced by all certificates delivered will be deemed to have been deposited unless otherwise indicated.

8.     Solicitation

        Identify the dealer or broker, if any, who solicited acceptance of the Offer by completing Box F on this Letter of Transmittal and present a list of beneficial holders, if applicable.

9.     U.S. Shareholders and Substitute Form W-9

        United States federal income tax law generally requires that a U.S. Shareholder who receives cash in exchange for Shares must provide the Depositary with his correct Taxpayer Identification Number ("TIN"), which, in the case of a Shareholder who is an individual, is generally the individual's social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, such holder may be subject to penalties imposed by the Internal Revenue Service and backup withholding in an amount equal to 28% of the gross proceeds of any payment received hereunder. If withholding results in an overpayment of taxes, a refund may be obtained.

        To prevent backup withholding, each U.S. Shareholder must provide his correct TIN by completing the "Substitute Form W-9" set forth in this document, which requires such holder to certify under penalties of perjury, (1) that the TIN provided is correct (or that such holder is awaiting a TIN); (2) that (i) the holder is exempt from backup withholding, (ii) the holder has not been notified by the Internal Revenue Service that he is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the holder that they are no longer subject to backup withholding; and (3) that the holder is a U.S. person (including a U.S. resident alien).

        Exempt holders (including, among others, all corporations) are not subject to backup withholding and reporting requirements. To prevent possible erroneous backup withholding, an exempt holder must enter its correct TIN in Part 1 of Substitute Form W-9, write "Exempt" in Part 2 of such form, and sign and date the form. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (the "W-9 Guidelines") for additional instructions.

        If Shares are held in more than one name or are not in the name of the actual owner, consult the enclosed W-9 Guidelines for information on which TIN to report.

        If a U.S. Shareholder does not have a TIN, such holder should: (i) consult the enclosed W-9 Guidelines for instructions on applying for a TIN, (ii) write "Applied For" in the space for the TIN in Part 1 of the Substitute Form W-9, and (iii) sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number set forth in this document. In such case, the Depositary may withhold 28% of the gross proceeds of any payment made to such holder prior to the time a properly certified TIN is provided to the Depositary and if the Depositary is not provided with a TIN within sixty (60) days, such amounts will be paid over to the Internal Revenue Service.

        If the Substitute Form W-9 is not applicable to a U.S. Shareholder because such holder is not a U.S. person for United States federal income tax purposes, such holder will instead need to submit an appropriate and properly completed IRS Form W-8 Certificate of Foreign Status, signed under penalties of perjury. Such appropriate IRS Form W-8 may be obtained from the Depositary.

        A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE SUBSTITUTE FORM W-9 SET FORTH IN THIS LETTER OF TRANSMITTAL OR, IF APPLICABLE, THE APPROPRIATE IRS FORM W-8 MAY BE SUBJECT TO BACKUP WITHHOLDING OF 28% OF THE GROSS PROCEEDS OF ANY PAYMENTS MADE TO SUCH HOLDER PURSUANT TO THE OFFER.

10.   Currency of Payment

        All cash payable under the Offer will be denominated in Canadian dollars.

11.   Miscellaneous

  (a)
  If the space on this Letter of Transmittal is insufficient to list all certificates for Common Shares or SRP Rights, if applicable, additional certificate numbers and number of securities may be included on a separate signed list affixed to this Letter of Transmittal.

  (b)
  If Deposited Shares are registered in different forms (e.g., "John Doe" and "J. Doe"), a separate Letter of Transmittal should be signed for each different registration.

  (c)
  No alternative, conditional or contingent deposits will be acceptable. All depositing holders of Shares by execution of this Letter of Transmittal or a facsimile hereof waive any right to receive any notice of the acceptance of Deposited Shares for payment, except as required by Law.

  (d)
  The Offer and all contracts resulting from the acceptance of the Offer will be construed in accordance with and governed by the Laws of the Province of Ontario and the federal laws of Canada applicable therein. Each party to a contract resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario.

  (e)
  The Offeror will not pay any fees or commissions to any broker or dealer or any other person for soliciting deposits of Shares pursuant to the Offer (other than to members of the Soliciting Dealer Group and the Depositary), except as otherwise set forth in the Offer to Purchase.

  (f)
  Before completing this Letter of Transmittal, you are urged to read the accompanying Offer and Circular.

  (g)
  All questions as to the validity, form, eligibility (including timely receipt) and acceptance of Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the Laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Shares. There shall be no duty or obligation of the Offerors, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery will be final and binding.

  (h)
  Additional copies of the Offer and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained from the Depositary at the addresses listed on the back cover.

12.   Lost Certificates

        If a certificate has been lost, destroyed, mutilated or mislaid, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary will forward such letter to Meridian's registrar and transfer agent so that the transfer agent may provide replacement instructions. If a certificate has been lost, destroyed, mutilated or mislaid, please ensure that you provide your telephone number so that the Depositary or Meridian's transfer agent may contact you.

13.   Assistance

        THE DEPOSITARY AND INFORMATION AGENT OR THE DEALER MANAGERS (SEE BACK COVER PAGE FOR THEIR RESPECTIVE ADDRESSES AND TELEPHONE NUMBERS) OR YOUR INVESTMENT DEALER, STOCK BROKER, TRUST COMPANY MANAGER, BANK MANAGER, LAWYER OR OTHER PROFESSIONAL ADVISOR WILL BE ABLE TO ASSIST YOU IN COMPLETING THIS LETTER OF TRANSMITTAL.

        THIS LETTER OF TRANSMITTAL OR A MANUALLY SIGNED FACSIMILE (TOGETHER WITH CERTIFICATES FOR DEPOSITED SHARES AND SRP RIGHTS, IF APPLICABLE) OR THE NOTICE OF GUARANTEED DELIVERY OR A MANUALLY SIGNED FACSIMILE THEREOF MUST BE RECEIVED BY THE DEPOSITARY BEFORE THE EXPIRY TIME.

FOR U.S. SHAREHOLDERS ONLY
GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

        Guidelines for Determining the Proper Identification Number for the Payee (You)

To Give the Payer — Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

For This Type of Account:			Give The Taxpayer Identification

1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined fund, the first individual on the account(1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)
4.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)
	b.	So-called trust that is not a legal or valid trust under state law	The actual owner(1)
5.	Sole proprietorship		The owner(3)
6.	A valid trust, estate, or pension trust		The legal entity(4)
7.	Corporate		The corporation
8.	Association, club, religious, charitable, educational, or other tax-exempt organization account		The organization
9.	Partnership		The partnership
10.	A broker or registered nominee		The broker or nominee
11.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

(1)
List first and circle the name of the person whose number you furnish. If only one person on an account has a social security number, that person's number must be used.

(2)
Circle the minor's name.

(3)
You must show your individual name, but you may also enter your "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4)
List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from withholding include:

(i)
An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

(ii)
The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

(iii)
An international organization or any agency or instrumentality thereof.

(iv)
A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

(i)
A corporation.

(ii)
A financial institution.

(iii)
A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

(iv)
A real estate investment trust.

(v)
A common trust fund operated by a bank under Section 584(a).

(vi)
An entity registered at all times during the tax year under the Investment Company Act of 1940.

(vii)
A middleman known in the investment community as a nominee or custodian.

(viii)
A futures commission merchant registered with the Commodity Futures Trading Commission.

(ix)
A foreign central bank of issue.

(v)
A trust exempt from tax under Section 664 or described in Section 4947.

Exempt payees described above must file a Substitute Form W-9 included in this Letter of Transmittal to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE DEPOSITARY, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE DEPOSITARY.

PRIVACY ACT NOTICE — Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.

Penalties

(1)
Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)
Criminal Penalty for Falsifying Information. — Wilfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Any questions and requests for assistance may be directed to
Kingsdale Shareholder Services Inc. and the Dealer Managers for the Offer
at the telephone numbers and location set out below:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2

North American Toll Free Phone:
1-866-879-7644
Email: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272

The Dealer Managers for the Offer May be Contacted at
the Following Telephone Numbers and Location:

In Canada:	In the United States:

Genuity Capital Markets Scotia Plaza, Suite 4900 40 King Street West, PO Box 1007 Toronto, ON M5H 3Y2	Genuity Capital Markets USA Corp. 717 Fifth Avenue, Suite 1403 New York, New York 10022
Telephone: 416-603-6000 Toll Free: 877-603-6001 Fax: 416-603-3099	Telephone: 212.644.0001 Fax: 212.644.1341

Canaccord Capital Corporation BCE PLACE 161 Bay Street, Suite 2900 P.O. Box 516 Toronto, ON Canada M5J 2S1 Telephone: (416) 869-7368 Toll Free (Canada): 1-800-382-9280 Toll Free (US): 1-800-896-1058	Canaccord Adams Inc. 99 High Street, Suite 1200 Boston, MA 02110 United States Telephone: (617) 371-3900 Toll Free: 1-800-225-6201 Fax: (617) 371-3798

QuickLinks

EXHIBIT 1.2
INSTRUCTIONS
FOR U.S. SHAREHOLDERS ONLY GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9